Exhibit 99.1

Contacts:	Brian W. Poff	Dru Anderson
	Executive Vice President,	FINN Partners
	Chief Financial Officer	(615) 324-7346
	Addus HomeCare Corporation	dru.anderson@finnpartners.com
(469) 535-8200 investorrelations@addus.com

ADDUS HOMECARE ANNOUNCES DEFINITIVE

AGREEMENT TO ACQUIRE PERSONAL CARE OPERATIONS OF GENTIVA

Company to Add Annualized Revenues of Approximately $280 Million in Seven

States and Enter Texas as the State’s Largest Personal Care Provider

Frisco, Texas (June 10, 2024) – Addus HomeCare Corporation (Nasdaq: ADUS), a provider of home care services, today announced a definitive agreement to acquire the personal care operations of Gentiva for an anticipated purchase price, after customary purchase price adjustments, of approximately $350 million. Based in Atlanta, Georgia, Gentiva is a dedicated hospice, palliative, and personal care services company and the transaction relates only to its personal care operations, which serve over 16,000 patients per day in a seven-state service area of Arizona, Arkansas, California, Missouri, North Carolina, Tennessee and Texas. Addus expects to close the transaction following completion of regulatory approvals and subject to customary closing conditions. Addus will fund the acquisition through the Company’s existing revolving credit facility.

Commenting on the announcement, Dirk Allison, Chairman and Chief Executive Officer of Addus, stated, “We believe this acquisition is a great strategic fit for Addus, and we are excited about the opportunity to expand our personal care market coverage in seven states, including Texas and Missouri, which are new markets for Addus. Notably, Gentiva is the largest provider of personal care services in the state of Texas, where we currently have no personal care operations. This acquisition fits squarely into our growth strategy to leverage our strong personal care experience to build scale in existing markets as well as enter select new markets where we can immediately establish a significant presence. Founded in 1999, Gentiva has an established reputation for quality, compassionate care, and we will continue this important work through our proven operating model. We look forward to working with the experienced operational leadership team and clinical staff in Gentiva’s personal care operations, who share our mission to provide safe, cost-effective care in the preferred home setting.

“The Gentiva personal care operations have annualized revenues of approximately $280.0 million, and we expect this transaction to be accretive to our financial results. Importantly, after funding this acquisition, Addus will still maintain a leverage ratio of less than three times, with the ability to quickly reduce our leverage through the additional expected cash flow,” said Allison.

David Causby, Chief Executive Officer of Gentiva, added, “A recognized leader in personal care services, Addus is the right home for our personal care division and our teammates who provide care to these important clients. This will ensure continued growth for that segment under proven leadership and will allow us to sharpen our focus on our industry-leading core hospice and palliative businesses, where we have the greatest opportunity to deliver the compassionate care that defines who we are, to those who need us the most.”

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Addus HomeCare Announces Definitive Agreement to Acquire Personal Care Operations of Gentiva

June 10, 2024

Allison added, “Acquisitions remain an important part of our growth strategy, and we will continue to pursue strategic acquisitions that meet our criteria and are accretive to our operations. Fortunately, our strong capital structure supports our strategy, and we look forward to additional opportunities ahead for Addus.”

BofA Securities, Inc. is serving as an exclusive financial advisor and Bass Berry & Sims PLC is serving as legal counsel to Addus in this transaction. Goldman Sachs & Co. LLC is serving as financial advisor and Debevoise & Plimpton LLP and Ropes & Gray LLP are serving as legal counsel to Gentiva.

Forward-Looking Statements

Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may be identified by words such as “preliminary,” “continue,” “expect,” and similar expressions. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. Forward-looking statements involve a number of risks and uncertainties that may cause actual results to differ materially from those expressed or implied by such forward-looking statements, including discretionary determinations by government officials, the consummation and integration of acquisitions, transition to managed care providers, our ability to successfully execute our growth strategy, unexpected increases in SG&A and other expenses, expected benefits and unexpected costs of acquisitions and dispositions, management plans related to dispositions, the possibility that expected benefits may not materialize as expected, the failure of the business to perform as expected, changes in reimbursement, changes in government regulations, changes in Addus HomeCare’s relationships with referral sources, increased competition for Addus HomeCare’s services, changes in the interpretation of government regulations, the uncertainty regarding the outcome of discussions with managed care organizations, changes in tax rates, the impact of adverse weather, higher than anticipated costs, lower than anticipated cost savings, estimation inaccuracies in future revenues, margins, earnings and growth, whether any anticipated receipt of payments will materialize, any security breaches, cyber-attacks, loss of data or cybersecurity threats or incidents, and other risks set forth in the Risk Factors section in Addus HomeCare’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 27, 2024, which is available at www.sec.gov. The financial information described herein and the periods to which they relate are preliminary estimates that are subject to change and finalization. There is no assurance that the final amounts and adjustments will not differ materially from the amounts described above, or that additional adjustments will not be identified, the impact of which may be material. Addus HomeCare undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In addition, these forward-looking statements necessarily depend upon assumptions, estimates and dates that may be incorrect or imprecise and involve known and unknown risks, uncertainties, and other factors. Accordingly, any forward-looking statements included in this press release do not purport to be predictions of future events or circumstances and may not be realized.

About Addus HomeCare

Addus HomeCare is a provider of home care services that primarily include personal care services that assist with activities of daily living, as well as hospice and home health services. Addus HomeCare’s consumers are primarily persons who, without these services, are at risk of hospitalization or institutionalization, such as the elderly, chronically ill and disabled. Addus HomeCare’s payor clients include federal, state, and local governmental agencies, managed care organizations, commercial insurers, and private individuals. Addus HomeCare currently provides home care services to over 49,000 consumers through 214 locations across 22 states. For more information, please visit www.addus.com.

Addus HomeCare Announces Definitive Agreement to Acquire Personal Care Operations of Gentiva

June 10, 2024

About Gentiva

Gentiva is a family of industry-leading home healthcare providers, including hospice, palliative, home health, and personal care, with more than 590 locations and thousands of compassionate clinicians and caregivers across 38 states. From assistance with daily living and restorative care to helping patients and their families manage the effects of serious illness or a terminal diagnosis, our place is by the side of those who need us. Gentiva’s corporate headquarters is in Atlanta, Georgia, with providers delivering care across the U.S.

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